PFT (Putnam Funds Trust) Multi-Cap Core Period ending 4/30/16

1.	Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of March 24, 2016 Incorporated by reference to Post-Effective Amendment No. 232 to the Registrants Registration Statement filed on March 29, 2016.